Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement,” as the same may hereafter be modified, supplemented, extended, amended, restated, or amended and restated from time to time), is entered into and made effective as of June 2, 2025 (the “Effective Date”), by and among INNO HOLDINGS INC., a Texas corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (as updated from time to time) (each an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to a prospectus supplement to an effective registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), as to the shares (the “Shares”) of common stock, without par value, of the Company (“Common Stock”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, the Shares as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, SCHEDULES

The foregoing recitals are true and correct and, together with the Exhibits and Schedules referred to hereafter, are incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Applicable Laws” shall have the meaning ascribed to such term in Section 6.11.

“Assets” means all of the properties and assets of the Company and its Subsidiaries (as defined below), whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

“Authorizations” shall have the meaning ascribed to such term in Section 6.11.

“Beneficial Ownership Maximum” shall have the meaning ascribed to such term in Section 4.2.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Charter” shall have the meaning ascribed to such term in Section 6.6.

“Claims” means any Proceedings, Judgments, Obligations, known threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 4.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investor’s obligations to pay the Investment Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the Effective Date.

“Common Stock” shall have the meaning ascribed to such term in the Recitals.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Contract” means any written contract, agreement, order, or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call, or put.

“Disclosure Schedules” shall have the meaning ascribed to such term in Article VI.

“Effective Date” shall have the meaning ascribed to such term in the Preamble.

“Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden, or charge of any nature whatsoever.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Federal Reserve Board” shall have the meaning ascribed to such term in Section 6.22.

“Financial Statements” shall have the meaning ascribed to such term in Section 6.13.

“GAAP” means generally accepted accounting principles, methods, and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

“Governmental Authority” means any foreign, federal, state, or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market, or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory, or administrative function of government.

“Indemnified Party” shall have the meaning ascribed to such term in Section 10.3.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 6.15.

“Investment Amount” shall have the meaning ascribed to such term in Section 4.1.

“Investor” shall have the meaning ascribed to such term in the Preamble.

“Investor Party” shall have the meaning ascribed to such term in Section 10.2.

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“Judgment” means any final order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

“Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule, or regulation of any Governmental Authority applicable to the Company.

“Losses” shall have the meaning ascribed to such term in Section 10.2.

“Material Adverse Change” shall have the meaning ascribed to such term in Section 6.12.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 6.1.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 6.30.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Obligation” means any debt, liability, or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown, or obligations under executory Contracts.

“OFAC” shall have the meaning ascribed to such term in Section 6.25.

“PCAOB” shall have the meaning ascribed to such term in Section 6.8.

“Permits” shall have the meaning ascribed to such term in Section 6.15.

“Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

“Pre-Settlement Period” shall have the meaning ascribed to such term in Section 4.2.

“Pre-Settlement Shares” shall have the meaning ascribed to such term in Section 4.2.

“Principal Trading Market” shall mean The Nasdaq Capital Market.

“Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

“Prospectus” means the base prospectus contained in the Registration Statement at the first time that the Registration Statement became effective on January 9, 2025, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the SEC and delivered by the Company to the Investors at the Closing (which may be delivered in accordance with Rule 172 under the Securities Act).

“Registration Statement” means the registration statement on Form S-3 (File No. 333-284054), filed with the SEC on December 27, 2024 and declared effective as of January 9, 2025.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements, and other documents filed under the Securities Act and the Exchange Act by the Company with the SEC from December 5, 2023 to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein.

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“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Share” or “Shares” means that number of shares of Common Stock set forth in Schedule I to this Agreement and issuable to each Investor pursuant to this Agreement.

“Share Purchase Price” means $0.50 per Share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Effective Date.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state, or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest, or penalty imposed with respect to any of the foregoing.

“Trading Day” means a day on which the principal Trading Market in the United States is open for trading.

“Transaction Documents” means this Agreement and the other documents related the transactions contemplated by this Agreement.

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company and any successor transfer agent of the Company.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof,” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the Exhibits or Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” means a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes,” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE

4.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase, and the Company agrees to sell and issue to each Investor, the Shares in the respective amount (“Investment Amount”) as set forth in Schedule I at the per share price equal to the Share Purchase Price. Certain Investors shall remit payment of the Investment Amount in United States Dollars (USD).

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4.2 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, an aggregate of approximately $529,000 of Shares. The Company shall deliver to each Purchaser its respective Shares as determined pursuant to Section 4.4, and the Company and each Purchaser shall deliver the other items set forth in Section 4.4 deliverable at the Closing. The failure of any Investor to deliver its Investment Amount shall not prevent the Closing from occurring with respect to the Company and the other Investors who have performed their obligations hereunder. Upon satisfaction of the covenants and conditions set forth in this Agreement, the Closing shall take place at RM1, 5/F, No. 43 Hung To Road, Kwun Tong, Kowloon, Hong Kong or another location, including remotely by electronic transmission. Notwithstanding anything herein to the contrary, if at any time on or after the time of execution of this Agreement by the Company and an applicable Investor, through, and including the time immediately prior to the Closing (the “Pre-Settlement Period”), such Investor sells to any Person all, or any portion, of the Shares to be issued hereunder to such Purchaser at the Closing (collectively, the “Pre-Settlement Shares”), such Investor shall, automatically hereunder (without any additional required actions by such Investor or the Company), be deemed to be unconditionally bound to purchase, and the Company shall be deemed unconditionally bound to sell, such Pre-Settlement Shares to such Investor at the Closing; provided, that the Company shall not be required to deliver any Pre-Settlement Shares to such Investor prior to the Company’s receipt of the purchase price of such Pre-Settlement Shares hereunder; and provided further that the Company hereby acknowledges and agrees that the forgoing shall not constitute a representation or covenant by such Purchaser as to whether or not during the Pre-Settlement Period such Investor shall sell any shares of Common Stock to any Person and that any such decision to sell any shares of Common Stock by such Investor shall solely be made at the time such Investor elects to effect any such sale, if any. Notwithstanding anything to the contrary herein and a Purchaser’s Investment Amount set forth on the signature pages attached hereto, the number of Shares purchased by a Purchaser (and its Affiliates) hereunder shall not, when aggregated with all other shares of Common Stock owned by such Purchaser (and its Affiliates) at such time, result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at the Closing (the “Beneficial Ownership Maximum”). To the extent that a Purchaser’s beneficial ownership of the Shares would otherwise be deemed to exceed the Beneficial Ownership Maximum, such Purchaser’s Investment Amount shall automatically be reduced as necessary in order to comply with this paragraph.

4.3 Form of Payment; Delivery. Payments for the Purchase Price will be made by each Investor by wire transfer of immediately available funds into the bank account designated by the Company and the Company shall issue the Shares, to each Investor, subject to the terms and conditions of this Agreement.

4.4 Deliveries.

(a) On or prior to the Closing Date, subject to the conditions precedent in Section 8.1 and 8.2, the Company shall deliver or cause to be delivered to each Investor the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, evidence of the issuance of such Purchaser’s Shares hereunder as held in DRS book-entry form by the Transfer Agent and registered in the name of such Investor, which evidence shall be reasonably satisfactory to such Investor;

(iii) the Prospectus and the Prospectus Supplement (which may be deemed to be delivered in accordance with Rule 172 under the Securities Act); and

(iv) the filing of a Listing of Additional Shares Notification Form with The Nasdaq Stock Market LLC with respect to each issuance of Shares pursuant to this Agreement.

(b) On or prior to the Closing Date, subject to the conditions precedent in Section 8.1 and 8.3, each Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Investor; and

(ii) such Investor’s Investment Amount.

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ARTICLE V

INVESTOR’S REPRESENTATIONS AND WARRANTIES

Each Investor represents and warrants to the Company, that the statements contained in this Article V are true and correct as of the Effective Date and the Closing Date:

5.1 Investment Purpose. The Investor is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Investor’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Shares hereunder in the ordinary course of its business.

5.2 Experience. The Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

5.3 Investor Status. At the time the Investor was offered the Shares, he, she, or it was, and as of the date hereof he, she, or it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

5.4 Information. Each Investor and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and other information each Investor deemed material to making an informed investment decision regarding its purchase of the Shares which have been requested by each Investor. Each Investor acknowledges that Investor has reviewed the SEC Documents (as defined below), which are available on the SEC’s website (www.sec.gov) at no charge to each Investor. Each Investor acknowledges that the Investor may retrieve all SEC Documents from such website and each Investor’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to each Investor. Each Investor and Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Each Investor has sought such accounting, legal, and tax advice as Investor has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Without limiting the foregoing, each Investor has carefully considered the potential risks relating to the Company and a purchase of the Shares, including those risks described in the SEC Documents, and Investor fully understands that the Shares are a speculative investment that involves a high degree of risk of loss of each Investor’s entire investment.

5.5 No Governmental Review. Each Investor understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Shares.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of each Investor and is a valid and binding agreement of each Investor, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7 Organization and Authority of Investor. Each Investor is an individual or is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation or incorporation. Each Investor has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Investor of this Agreement, the performance by each Investor of its obligations hereunder, and the consummation by each Investor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Investor.

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5.8 No Conflicts; Consents. The execution, delivery, and performance by the Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with any provision of the certificate of formation, limited liability company agreement, or other governing documents of the Investor; (ii) violate or conflict with any provision of any Law or Governmental Authority applicable to the Investor; (iii) require the consent, notice, or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Investor is a party; or (iv) require any consent, permit, Governmental Authority’s order, filing, or notice from, with or to any Governmental Authority; except, in the cases of clauses (ii) and (iii), where the violation, conflict, acceleration, or failure to obtain consent or give notice would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby and, in the case of clause (iv), where such consent, permit, Governmental Authority’s order, filing, or notice which, in the aggregate, would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby.

5.9 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms, which terms include definitive pricing terms, of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents, and Affiliates, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares order to effect Short Sales or similar transactions in the future.

5.10 Independent Advice. Each Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to each Investor in connection with the purchase of the Shares constitutes legal, tax, or investment advice.

5.11 No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement, neither such Investor nor any of its Affiliates has retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

5.12 No Reliance. The Investor acknowledges and agrees that (i) neither of the Company or its Subsidiaries nor any Person on behalf of the Company or its Subsidiaries is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in this Agreement and (ii) the Investor has not relied upon, any other representations or warranties, express or implied, including as to the accuracy of any information, including, without limitation, any SEC Documents or investor presentations, provided to the Investor.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents and disclosed in the Company’s disclosure schedules (“Disclosure Schedules”) attached to this Agreement and made a part hereof, the Company hereby makes the following representations and warranties to each Investor as of the Effective Date and the Closing Date. The Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article VI and certain other sections of this Agreement, and the disclosures in any section or subsection of the Disclosure Schedules shall qualify other sections and subsections in this Article VI to the extent it is relevant.

6.1 Organization. The Company has been duly incorporated and is validly existing as a domestic Company and is in good standing under the laws of Texas as of the date hereof, and each Subsidiary is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii), or (iii), a “Material Adverse Effect”); provided that a change in the market price or trading volume of the Common Stock alone shall not be deemed, in and itself, to constitute a Material Adverse Effect.

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6.2 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have reasonably be expected to result in a Material Adverse Effect.

6.3 Capitalization. The capitalization of the Company as of March 31, 2025 as set forth in the SEC Documents is complete and accurate in all material respects. The description of the securities of the Company in the SEC Documents is complete and accurate in all material respects. Except as set forth in Schedule 6.3, as of the date referred to therein, there are no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company, or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights, or convertible securities.

6.4 Valid Issuance of Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid; the holders thereof have no rights of rescission with respect thereto, and to the knowledge of the Company, are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the SEC Documents. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

6.5 Authorization; Enforceability. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof. This Agreement has been duly authorized, executed, and delivered by the Company and is a legal, valid, and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and by general equitable principles.

6.6 No Conflicts. The execution, delivery and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination, or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any material violation of the provisions of the Company’s amended and restated Certificate of Formation (as the same may be amended or restated from time to time, the “Charter”) of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Authority as of the date hereof.

6.7 Issuance of Shares. The Shares have been duly authorized for issuance and sale and, when issued and paid for in accordance with the terms hereof, will be validly issued and fully paid; to the knowledge of the Company, the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance, and sale of the Shares has been duly and validly taken. Assuming the accuracy of the representations and warranties of each Investor set forth in Article V above, the offer and sale by the Company of the Shares is exempt from: (i) the prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

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6.8 Independent Registered Public Accounting Firm. To the knowledge of the Company, Simon & Edward, LLP, the former auditor of the Company, whose report is filed with the Commission as part of the SEC Documents, is a registered independent public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board (the “PCAOB”) and is in good standing with the PCAOB as of the date hereof.

6.9 Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the SEC Documents, to the knowledge of the Company, are legal, valid, and binding Obligations of the Company enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.10 No Violation or Default. No default exists in the due performance and observance of any term, covenant, or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan, or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, and the Company is not in violation of any term or provision of its Charter, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment, or decree of any Governmental Authority, except for any such violation or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.11 Compliance with Laws. Except as disclosed in the SEC Documents, the Company (i) is and at all times has been in compliance with all statutes, rules, or regulations applicable to Company’s business (“Applicable Laws”); (ii) has not received any notice of adverse finding, warning letter, untitled letter, or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits, and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration, or other action from any governmental authority or third party alleging that any business operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation, or proceeding; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify, or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (vi) has filed, obtained, maintained, or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except, in the case of each of clauses (i) and (iii) above, for any such non-compliance or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and in the case of each of clauses (ii), (iv), (v), and (vi), for any notice or otherwise that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.12 No Material Adverse Change. Subsequent to March 31, 2025 and except as otherwise specifically stated in the SEC Documents: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets, or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

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6.13 Financial Statements. The financial statements included in the SEC Documents, including the notes thereto and supporting schedules included in the SEC Documents (the “Financial Statements”), fairly present, in all material respects, the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with GAAP, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the SEC Documents present fairly, in all material respects, the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the SEC Documents under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the SEC Documents have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the SEC Documents discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the SEC Documents, (i) neither the Company nor any of its direct and indirect subsidiaries (including, for this purpose, any variable interest entities), including each entity disclosed or described in the SEC Documents as being a Subsidiary, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its shares of Common Stock or any other equity securities, (iii) there has not been any change in the shares of Common Stock of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any stock compensation plan, and (iv) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

6.14 Consents and Permits. Except as described in the SEC Documents, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain, or make the same would not reasonably be expected to result in a Material Adverse Effect.

6.15 Intellectual Property Rights. The Company and each of its Subsidiaries own or possesses or have valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the SEC Documents. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the SEC Documents will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) there is no infringement, misappropriation, or violation by third parties of any of the Intellectual Property Rights owned by the Company; (ii) there is no pending or threatened action, suit, proceeding, or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 6.16, reasonably be expected to result in a Material Adverse Effect; (iii) the Intellectual Property Rights owned by the Company and the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 6.11, reasonably be expected to result in a Material Adverse Effect; (iv) there is no pending or threatened action, suit, proceeding, or claim by others that the Company infringes, misappropriates, or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 6.11, reasonably be expected to result in a Material Adverse Effect; and (v) to the knowledge of the Company, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses, or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the SEC Documents and are not described therein. The SEC Documents contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the knowledge of the Company, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

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6.16 Certain Market Activities. The Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

6.17 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to each Investor, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

6.18 Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) to the extent required by the Exchange Act that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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6.19 Sarbanes-Oxley Compliance.

(a) Disclosure Controls. Except as set forth in the SEC Documents, the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(b) Compliance. The Company has been, and on the Closing Date, will be, in compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

6.20 No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries, which are expected to result in a Material Adverse Effect, exists or is, to the Company’s knowledge, imminent.

6.21 Investment Company Act. The Company is not and, will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus Supplement, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

6.22 Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds from the issuance, sale, and delivery of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U, or X of the Federal Reserve Board.

6.23 Insurance. Except as disclosed in the SEC Documents, the Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate in view of balancing of the costs of insurance, the risks of loss and its benefits to the Company, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted, except where the failure to renew or obtain any insurance coverage could not have or reasonably be expected to result in a Material Adverse Effect.

6.24 Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or any director, officer, agent, employee, or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift, or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee, or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal, or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might adversely affect the assets, business, operations, or prospects of the Company.

6.25 Compliance with OFAC. None of the Company and its Subsidiaries or any director, officer, agent, employee, or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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6.26 Related-Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the SEC Documents that have not been described as required under Regulation S-K.

6.27 Employment Matters.

(a) The Company is not a party to, or bound by, any collective bargaining or other agreement with a labor organization representing any of its employees. During the recent two (2) fiscal years, there has not been, nor, to the Company’s knowledge, any threat of any strike, slowdown, work stoppage, picketing, or other similar labor disruption or dispute affecting the Company.

(b) The Company is in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company. There are no actions against the Company pending, or to the Company’s knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitral tribunal in connection with the employment or termination of employment of any current or former employee of the Company, including, without limitation, any action relating to unfair labor practices, employment discrimination, harassment, retaliation, leave, accommodation, minimum wages, overtime compensation, hazardous work conditions, equal pay, or any other hiring, employment, or employment termination related matter arising under applicable Laws.

(c) The representations and warranties set forth in this Section 6.29 are the Company’s sole and exclusive representations and warranties regarding employment matters.

6.28 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated under this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided Investor or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Company’s public filings. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to Investor regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges that the Investor does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section V hereof.

6.29 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date.

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6.30 Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

6.31 No Brokers or Finders. None of the Company or any of its Subsidiaries has retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by any of the Transaction Documents whose fees the Investors would be required to pay.

ARTICLE VII

COVENANTS

7.1 Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions as provided in Articles VIII and IX of this Agreement prior to the Closing Date.

7.2 Affirmative Covenants.

(a) Reporting Status; Listing. Until the earlier of one (1) year from the date hereof or when the Shares are no longer registered in the names of each Investor on the books and records of the Company, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act, or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, if not otherwise publicly available, to provide a copy thereof to an Investor upon request; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination unless in connection with a Sale Event (as defined below); (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any of the Shares upon the Principal Trading Market (subject to official notice of issuance) and, take all action under its control to maintain the continued listing, quotation, and trading of its Common Stock on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing, and other Obligations under the bylaws or rules of the Principal Trading Market and such other Governmental Authorities, as applicable.

(b) Public Disclosure of Investors. The Company shall not publicly disclose the name of each Investor, or include the name of each Investor in any filing with the SEC or any regulatory agency or Principal Trading Market, without the prior written consent of such Investor except: (i) as required by federal securities law; or (ii) to the extent such disclosure is required by Law or Principal Trading Market regulations, in which case the Company shall provide Investors with prior written notice of such disclosure permitted under this clause (b)(ii).

7.3 Certain Transactions and Confidentiality. Each Investor covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Investor will maintain the confidentiality of the existence and terms of this transaction (other than as disclosed to its legal and other representatives).

ARTICLE VIII
CONDITIONS PRECEDENT

8.1 Conditions Precedent of Company and Investors. The obligations of the Company and each of the Investors in connection with the Closing are subject to the satisfaction of the following conditions:

(a) The Company shall have obtained all governmental, regulatory, or third-party consents and approvals necessary for the sale of the Shares.

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(b) No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(c) Trading in the Common Stock shall not have been suspended by the SEC or any Principal Trading Market (except for any suspensions of trading of not more than one (1) trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement.

8.2 Conditions Precedent to Company’s Obligations to Sell. The obligation of the Company hereunder to issue and sell the Shares to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, in addition to the conditions precedent set forth in Section 8.1, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Each Investor’s representations and warranties shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article V above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date), and each Investor shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by each Investor at or prior to the applicable Closing Date.

(b) Each Investor shall have delivered the items set forth in Section 4.4(b).

8.3 Conditions Precedent to Each Investor’s Obligations to Purchase. The obligation of each Investor hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, in addition to the conditions precedent set forth in Section 8.1, provided that these conditions are for each Investor’s sole benefit and may be waived by each Investor at any time in his, her, or its sole discretion:

(a) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date), and the Company shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to the Closing Date.

(b) No event shall have occurred which could reasonably be expected to result in a Material Adverse Effect.

(c) The Company shall have delivered the items set forth in Section 4.4(a).

ARTICLE IX

TERMINATION

The obligations of the Company, on one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows: (i) upon the mutual written consent of the Company and all the Investors; or (ii) by either the Company or any Investor (with respect to itself only) if the other party breaches any of its representations, warranties, covenants, or agreements contained in this Agreement or the other Transaction Documents, provided that the terminating party has not breached the Agreement and other Transaction Documents. Nothing in this Article IX of shall release any party from any liability for breach by such party of the terms and provisions of this Agreement.

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ARTICLE X

INDEMNIFICATION

10.1 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

10.2 Indemnification by Company. Subject to the other terms and conditions of this Article X, from and after the Closing, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees, and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants, or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against an Investor Party in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Investor Party’s representations, warranties, or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such shareholder or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which is finally judicially determined to constitute fraud, gross negligence, or willful misconduct). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to each Investor Party. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage, or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants, or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

10.3 Indemnification by Investor. Subject to the other terms and conditions of this Article X, from and after the Closing, the Investors shall indemnify the Company and its directors, officers, shareholders, members, partners, employees, and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company, if any (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (together with the Investor Party, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims against, and shall hold the Company or the applicable party harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Company or the applicable party based upon, arising out of or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of an Investor contained in this Agreement; or

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(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by an Investor pursuant to this Agreement.

10.4 Certain Limitations. The indemnification provided for in Sections 10.2 and 10.3 shall be subject to the following limitations:

(a) The aggregate amount of all Losses for which a party shall be liable pursuant to this Article X shall not exceed the proceeds actually received under this Agreement.

(b) In no event shall any party be liable to any other party for any punitive, incidental, consequential, special, or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c) Payments by a party pursuant to this Article X in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution, or other similar payment received or reasonably expected to be received by the indemnified party in respect of any such claim. The indemnified party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution, or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d) Each Indemnified Party shall take all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. All notices of request, demand, and other communications hereunder shall be addressed to the parties hereto as follows, unless the address is changed by the party by like notice given to the other parties:

If to Company, to:	Inno Holdings Inc.

	Attn:	Ding Wei
	Email:	[############################]

If to each Investor:	To each Investor based on the information set forth on the signature page to this Agreement attached hereto

Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid, and properly addressed to the address below, then three (3) Business Day after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, United Parcel Service (UPS), or other nationally recognized overnight courier service, next business morning delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a Business Day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers, or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

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11.2 Entire Agreement. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions, and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements, or conditions, expressed or implied, oral or written, except as contained herein; provided, however, except as explicitly stated herein, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements each Investor has entered into with, or any instruments each Investor has received from, the Company prior to the date hereof with respect to any prior investment made by each Investor in the Company or (ii) waive, alter, modify, or amend in any respect any Obligations of the Company, or any rights of or benefits to each Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and each Investor, or any instruments each Investor received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

11.3 Successors and Assigns. This Agreement, and any and all rights, duties, and Obligations hereunder, shall not be assigned, transferred, delegated, or sublicensed by the Company without the prior written consent of each Investor. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

11.4 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

11.5 Amendment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Investor.

11.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the party or parties hereto or their personal representatives, successors, and assigns may require.

11.7 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party hereto and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding, and effective for all purposes.

11.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page to this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude each Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to each Investor, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of each Investor. THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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11.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

11.11 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

11.12 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

11.13 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

Inno Holdings Inc.
a Texas corporation

By:	/s/ Ding Wei
Name:	Ding Wei
Title:	CEO

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

INVESTOR: [############################]

Signature:	/s/ [############################]
Name:	[############################]
Title:	[############################]

Business Address: [############################]

Email: [############################]

Number of Shares of Common Stock Purchased: [############################]

Aggregate Purchase Price: [############################]

Signature Page to Securities Purchase Agreement

SCHEDULE I

SCHEDULE OF INVESTORS

(See attached.)

S.1-1